SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): February 10, 2005

MRV COMMUNICATIONS, INC.

(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION) 20415 NORDHOFF STREET CHATSWORTH, CA (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	06-1340090 (I.R.S. EMPLOYER IDENTIFICATION NUMBER) 91311 (ZIP CODE)

ISSUER’S TELEPHONE NUMBER: (818) 773-0900

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Item 2.02 — Results of Operations and Financial Condition.

On February 10, 2005, registrant made an earnings release announcing registrant’s fourth quarter 2004 and unaudited year-end financial results, the text of which is set forth in Exhibit 99.1 attached hereto. All information in the press release is presented as of February 10, 2005, and registrant does not assume any obligation to update such information in the future.

On February 10, 2005, as previously announced, registrant held a teleconference and audio web cast to discuss its fourth quarter 2004 and unaudited year-end financial results. The transcript of, and the Financial Highlights Overview and Highlights presented at, this teleconference and web cast is furnished herewith as Exhibit 99.2. All information in the transcript and web cast is presented as of February 10, 2005, and registrant does not assume any obligation to update such information in the future.

The information included in this Item 2.02, as well as Exhibits 99.1 and 99.2 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

Item 8.01. Other Events.

     On February 10, 2005, MRV publicly announced its unaudited statements of operations for the three and twelve months ended December 31, 2004 and 2003, and its balance sheets at December 31, 2004 and December 31, 2003. These financial statements, which are included herein as part of Item 8.01 of this Report, follow on pages 4 and 5 of this Report.

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MRV Communications, Inc.

Statements of Operations

(In thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	Dec. 31, 2004	Dec. 31, 2003	Dec. 31, 2004	Dec. 31, 2003
	(Unaudited)
Revenue	$81,872	$69,091	$271,658	$238,983
Cost of goods sold	54,115	47,849	179,780	164,893

Gross profit	27,757	21,242	91,878	74,090
Gross margin	34%	31%	34%	31%
Operating costs and expenses:
Product development and engineering	6,433	7,258	24,949	30,972
Selling, general and administrative	20,436	17,444	74,117	62,901
Impairment of goodwill and other intangibles	—	—	—	356

Total operating costs and expenses	26,869	24,702	99,066	94,229

Operating income (loss)	888	(3,460)	(7,188)	(20,139)
Other income (expense), net	678	(429)	(456)	(6,438)

Income (loss) before provision for taxes and extraordinary gain	1,566	(3,889)	(7,644)	(26,577)
Provision for taxes	648	1,028	3,036	2,361
Income (loss) before extraordinary gain	918	(4,917)	(10,680)	(28,938)
Extraordinary gain, net of tax	—	—	—	1,950

Net income (loss)	$918	$(4,917)	$(10,680)	$(26,988)

Earnings per share:
Basic	$0.01	$(0.05)	$(0.10)	$(0.26)
Diluted	$0.01	$(0.05)	$(0.10)	$(0.26)
Weighted average number of shares:
Basic	103,973	104,747	104,793	102,022

Diluted	107,582	104,747	104,793	102,022

MRV Communications, Inc.

Balance Sheets

(In thousands)

	December 31,	December 31,
	2004	2003
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$77,226	$87,602
Short-term marketable securities	3,395	5,221
Time deposits	1,559	1,411
Accounts receivable, net	80,755	72,489
Inventories	42,264	35,799
Deferred income taxes	2,395	—
Other current assets	8,939	5,379

Total current assets	216,533	207,901
Property and equipment, net	19,089	25,416
Goodwill	29,965	29,965
Long-term marketable securities	1,839	1,705
Deferred income taxes	—	2,594
Investments	3,063	3,063
Other assets	1,589	2,040

	$272,078	$272,684

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt and short-term obligations	$25,286	$20,826
Accounts payable	43,209	46,811
Accrued liabilities	26,915	25,523
Deferred revenue	4,556	3,754
Other current liabilities	2,572	2,936

Total current liabilities	102,538	99,850
Long-term debt	112	200
Convertible notes	23,000	23,000
Other long-term liabilities	5,551	4,215
Minority interest	5,318	5,291
Commitments and contingencies
Stockholders’ equity	135,559	140,128

	$272,078	$272,684

Item 9.01 Financial Statements and Exhibits

Exhibit 99.1	Registrant’s earnings release of February 10, 2005 announcing registrant’s fourth quarter 2004 and unaudited year end financial results (furnished pursuant to Item 2.02)

Exhibit 99.2	The transcript of, and the Financial Highlights Overview and Highlights, presented at, registrant’s teleconference of February 10, 2005 (furnished pursuant to Item 2.02).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: February 15, 2005

MRV COMMUNICATIONS, INC.
By:	/s/ NOAM LOTAN
Noam Lotan
President and Chief Executive Officer